Contract Agreement

THIS Agreement is made this date the 15th day of May 2013 by and between the parties herein:

BETWEEN:   Ocean Pure Media Corporation

HEREAFTER REFERRED TO AS "OPM".

AND:                 Blue Sky Media Corporation

HEREAFTER REFERRED TO AS "BSM".

WHEREAS:

A]          OPM Desires to contract with BSM for the sale of its films.

B]          Subject to the terms and conditions set forth, BSM desires to acquire films from OPM per the terms of this contract.

NOW THEREFORE WITNESSETH that in consideration of the recitals and mutual promises, covenants and conditions, representations and warranties outlined herein, the parties by their signatures attached herewith agree to the following:

Article I

Terms of Agreement

1.1        Per this agreement both BSM and OPM agree that BSM will pay 342,000 shares of BSM’s common stock valued at a price of $.10 per share to be distributed per the attached Exhibit A for the films designated below.

1.2        BSM and OPM agree that the following films are the subjects of item 1.1:

"Badlands", "Life of a third World Surfer", "The Trestles" "Two Sevens Clash",

"Beirut-Beirut"

Both parties agree and understand that the film titles aforementioned are not completed films but are treatments and/or trailers for films to be completed.

1.3        BSM and OPM both agree that this purchase will be effective immediately upon the signing of this agreement and that the date reflected for shares issued per Exhibit “A” of this agreement will reflect the date of this agreement.

1.4        OPM agrees to deliver all media, trailers, treatments and scripts (where applicable) upon acceptance of this agreement.

1.5        BSM agrees to register the 342,000 shares of common stock issued to OPM shareholders per Exhibit A for purchase of aforementioned films in a Registration Statement.

1.6        This agreement shall be binding upon signing by both parties.

1.7        This Agreement may be signed in counterpart, whereas such counterparts together shall constitute one and the same as a full and effective agreement, any facsimile shall be construed as an original document.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF OPM

               OPM represents and warrants to BSM that:

2.12 AUTHORITY. The board of directors of OPM has authorized the execution of this Agreement and the consummation of transaction contemplated herein. OPM has full power to deliver, execute and perform this Agreement and this Agreement is a valid, legal and binding obligation of OPM and is enforceable in accordance with it's terms and conditions.

2.16 INDEMNIFICATION. OPM agrees to defend and hold BSM harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by OPM to perform any of it's respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by OPM under this Agreement.

2.17 SHARES. OPM warranties that it’s shareholders are acquiring the shares with the intent to hold the shares for investment purposes, and not with a view to further resale or distribution, except as permitted under exemptions from registration requirements under applicable securities laws. That means that they may not sell such securities unless they are either registered with the SEC and comparable agencies in the states or other jurisdictions where the purchasers reside, or are exempted from registration.

ARTICLE III

               BSM represents and warrants to OPM that:

3.10 COMPLIANCE WITH LAWS. BSM has complied with and is not in violation of applicable federal, state and local laws, statutes and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting it's properties or the operation of it's business.

3.12 AUTHORITY. BSM has full power to deliver, execute and perform this Agreement and this Agreement is a valid, legal and binding obligation of BSM and is enforceable in accordance with it's terms and conditions.

3.15 ASSETS. BSM has good and marketable title to the BSM’s assets, free and clear of any and all liens, claims and encumbrances of any nature, form or description.

3.16 INDEMNIFICATION. BSM agrees to defend and hold OPM harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by BSM to perform any of it's respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by BSM under this Agreement.

ARTICLE IV

MISCELLANEOUS

9.1 CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only and shall in no way be deemed to define, limit or add to the meaning of any provision of this agreement.

9.2 NO ORAL CHANGE. This Agreement and any provisions hereof, may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

9.3 NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, provision or condition of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this agreement to be performed with the knowledge of the breach or failure of a covenant, provision or conditions hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by any party shall be construed as a waiver with respect to any other or subsequent breach.

9.4 TIME OF ESSENCE. Time is the essence of this Agreement and of each and every provision hereof.

9.5 ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6 CHOICE OF LAW. This Agreement and it's application shall be governed by the laws of the State of Wyoming.

9.7 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if given personally on the party to whom notice is to be given or on the third day after mailing to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed.

9.9 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this agreement.

9.10 EFFECT OF CLOSING. All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for in it shall survive the closing of this Agreement.

9.11 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.12 BROKERS. The parties hereto represent that no finder's fee has been paid or is payable by any party. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of it's dealings, arrangements or agreements with any such broker or person.

9.13 ANNOUNCEMENTS. BSM and OPM will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

9.14 EXPENSES. Each party will pay it's own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

9.15 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and agreements of the parties set forth in this Agreement shall survive the Closing irrespective of any investigation made for or on behalf of any party.

               AGREED TO AND ACCEPTED as of the date first above written:

Blue Sky Media Corporation

BY: \S\ Hannah Grabowski

Pres., Blue Sky Media Corporation

Ocean Pure Media Corporation

BY: \S\ Hector Medina

Pres., Ocean Pure Media Corporation

Exhibit A

Shares to be Issued to the Shareholders of Ocean Pure Media Corporation

Date	Name	Amt	Shares
5/15/13	Hector Medina	0.10	300,000
5/15/13	Hector Medina	0.10	1,000
5/15/13	Mercer Group	0.10	1,000
5/15/13	Hannah Grabowski	0.10	1,000
5/15/13	Brianna Stoecklein	0.10	1,000
5/15/13	Lannelle Cannon	0.10	1,000
5/15/13	Matthew Mason	0.10	1,000
5/15/13	Richard E. Foringer	0.10	1,000
5/15/13	Jim France	0.10	1,000
5/15/13	Kevin L. Gillespie	0.10	1,000
5/15/13	Jehu Hand	0.10	1,000
5/15/13	Lisa Martin Hart	0.10	1,000
5/15/13	Steve M. Haxton	0.10	1,000
5/15/13	Patricia Morrison Heller	0.10	1,000
5/15/13	Harry Jandt	0.10	1,000
5/15/13	Thomas Jandt	0.10	1,000
5/15/13	Gerry Martin	0.10	1,000
5/15/13	Bill Martin, Phd	0.10	1,000
5/15/13	Jan McCarthy	0.10	1,000
5/15/13	Sandra Newman	0.10	1,000
5/15/13	Fran Newman	0.10	1,000
5/15/13	Aimee K Pipkin	0.10	1,000
5/15/13	Rick Van Eyke	0.10	1,000
5/15/13	Steven H. Wachsler	0.10	1,000
5/15/13	H.R. Waschler, Jr	0.10	1,000
5/15/13	Annette Mason	0.10	1,000
5/15/13	Palumbos, Kevin	0.10	1,000
5/15/13	Lane, Thomas	0.10	1,000
5/15/13	Spexarth, James	0.10	1,000
5/15/13	Howard E. Eriksen Family Trust	0.10	1,000
5/15/13	Ludwig, Carl	0.10	1,000
5/15/13	Matthews, Todd	0.10	1,000
5/15/13	Baum, Kurt	0.10	1,000
5/15/13	Cabb Enterprises	0.10	1,000
5/15/13	Huff Family Revocable Trust	0.10	1,000
5/15/13	Adamson, Leon	0.10	1,000
5/15/13	Chelsie T. Huff	0.10	1,000
5/15/13	Alexis I. Huff	0.10	1,000
5/15/13	Brittany A. Huff	0.10	1,000
5/15/13	Brenda S. Huff	0.10	1,000
5/15/13	Nicholas A. Mercer	0.10	1,000
5/15/13	Amelia F. Mercer	0.10	1,000
5/15/13	Nelson, Thomas	0.10	1,000

Totals

Number of Shareholders       42

Shares to be issued                   342,000